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                                                                    Exhibit 10.1

                               SECOND AMENDMENT TO
                                  CONTRACT FOR
                                SERVICES BETWEEN
                 W.W. SLAUGHTER & DUKE ENERGY FIELD SERVICES, LP

         This Second Amendment to Contract for Services Between W.W. Slaughter and Duke Energy Field Services Assets, LLC (this "Amendment"), dated as of June 28, 2002, is entered into by and between Duke Energy Field Services, LP, a Delaware limited partnership (formerly known as Duke Energy Field Services Assets, LLC) ("DEFS"), and William W. Slaughter ("Contractor").

         WHEREAS, Contractor and DEFS entered into that Contract for Services dated as of April 1, 2000, as amended by that First Amendment to Contract for Services dated as of June 29, 2000 (together referred to herein as the "Consulting Agreement") (capitalized terms used but not defined herein shall have the meaning given thereto in the Consulting Agreement); and

         WHEREAS, Contractor and DEFS desire to amend the Consulting Agreement.

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from this Amendment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Amendment to Consulting Agreement. The Consulting Agreement is hereby amended as follows:

         (a) Section 2(a) of the Consulting Agreement is amended and restated in its entirety to read as follows:

                  a. This Contract shall commence on April 1, 2000 and shall terminate on December 31, 2003.

         (b) Sections 5(a) and 5(b) of the Consulting Agreement are amended and restated in their entirety to read as follows:

                  5.       Compensation

                  a. Effective as of July 1, 2002, DEFS shall pay Contractor for services under this Contract at the rate of $1,272.00 for each day services are performed through December 31, 2002. Effective January 1, 2003, DEFS shall pay Contractor for services under this Contract at the rate of $1,335.00 for each day services are performed through the termination of the Contract. It is expected that Contractor shall not bill for more than 230 days in any calendar year. In addition, Contractor shall be eligible to receive a bonus with a target opportunity of $137,500.00 for calendar year 2002 and $144,375.00 for calendar year 2003. The timing of payout, terms of payout and the final amount of any bonus payable to Contractor under this



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                           provision will be determined in accordance with the
                           DEFS Short Term Incentive Plan formula as applied to DEFS employees.

                  b. Coincident with the granting of stock options by Duke Energy Corporation for the second quarter of 2002, Contractor shall be granted the financial equivalent of Duke Energy Corporation ("Duke Energy") stock options in an aggregate amount of $387,500.00 for 2002 (the "2002 Award"). On the date the Duke Energy Board of Directors meets in December 2002, Contractor shall be granted the financial equivalent of Duke Energy stock options in the aggregate amount of $406,875.00 for 2003 (the "2003 Award" and together with the 2002 Award referred to herein as the "Option Awards"). The Option Awards shall be evidenced by a Phantom Stock Option Agreement substantially in the form of Exhibit A attached hereto. The Option Awards shall vest on December 31, 2003 and shall be exercisable for thirty-six months after termination of this Contract. The Awards shall only track the performance of Duke Energy common stock and shall not entitle Contractor to any of the voting rights of a shareholder of Duke Energy. If Parent Company shall commence an initial public offering of its common stock prior to the termination of this Contract as provided for in Section 2(a), the Option Awards shall be automatically exchanged for stock options of the new public company (in the same proportion and with the same vesting as originally granted) that provides Contractor with the economic equivalent in the new public company's common equity.

         (c) Section 7 of the Consulting Agreement is amended and restated in its entirety to read as follows:

                  7.       Invoices

                           Within a reasonable time after the last day of the calendar quarter, Contractor shall submit an invoice to DEFS setting forth the number of calendar days worked in such quarter, the services performed, and eligible expenses incurred as defined in paragraph 6.

         2. Ratification. Except as amended hereby, the Consulting Agreement shall remain in full force and effect as previously executed by the parties, and the parties hereby ratify the Consulting Agreement as amended hereby.

         3. Waiver of Breach. The waiver by any party to a breach of any provision in this Amendment cannot operate or be construed as a waiver of any subsequent breach by a party.

         4. Severability. The invalidity or unenforceability of any particular provision of this Amendment shall not affect the other provisions hereof, and this Amendment shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         5. Entire Agreement. Except as otherwise provided herein, this Amendment and the Consulting Agreement contain the entire understanding of the parties as to the agreement



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with Contractor, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions set forth or referred to herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         6. Governing Law. This Amendment shall be interpreted, construed and governed according to the laws of the State of Colorado, without reference to conflicts of law principles thereof.

         7. Dispute Resolution. In the event any dispute arises concerning the provisions of this Amendment, the parties agree that such dispute shall be resolved in accordance with the Consulting Dispute Resolution procedures of the American Arbitration Association and that any arbitration pursuant to such procedures shall be held in Denver, Colorado.

         8. Consent to Jurisdiction. Employee hereby consents to the nonexclusive jurisdiction of any state court within Denver, Colorado or any federal court located within the same city for any proceeding instituted hereunder or arising out of or in connection with this Amendment.

         9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Amendment nor any rights hereunder shall be assignable by Contractor.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                  DUKE ENERGY FIELD SERVICES, LP


                                  By:      /s/ Jim W. Mogg
                                     -------------------------------------------
                                           Jim W. Mogg
                                           Chairman of the Board, President
                                           and Chief Executive Officer



                                  CONTRACTOR


                                  By:      /s/ William W. Slaughter
                                     -------------------------------------------
                                           William W. Slaughter


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